Amendment of 1996 Non-Qualified Stock Option Plan
After a motion was made and seconded, and with a majority of the Board voting, it was

         FURTHER RESOLVED, that Section 2.05 of the Mid Atlantic Medical Services, Inc. 1996 Non-Qualified Stock Option Plan (1996 Plan) be, and it hereby is, amended to read in its entirety as follows:

         2.05 Committee means a committee of the Board as may be appointed, from time to time, by the Board.

                  (a) The Board may appoint more than one Committee to administer the Plan. If it appoints more than one Committee, one Committee (the Stock Option Committee) shall have the authority to grant Options to a Participant who is either, at the Date of Grant of the Option, a covered employee as defined in Section 162(m) or who is subject to Section 16 of the Exchange Act; however, such Committee shall also have the authority to grant Options to other Participants. The Stock Option Committee shall be composed of at least two directors of the Company, each of whom is a "non-employee director" as defined in Rule 16b-3 and an "outside director" within the meaning of Section 162(m). If, however, at least two of the Company's directors are not both non-employee directors and outside directors, the Board may grant Options to a Participant who is either a covered employee or subject to Section 16 of the Exchange Act, in which case the Board may also administer the Plan and the term Committee as used herein shall also include the Board. The other Committee (the Select Committee) shall be composed of at least one director, who may be an officer of the Company. The Select Committee shall have authority to grant Options to a Participant who is not, at the Date of Grant of the Option, either a covered employee as defined in Section 162(m) or subject to
     Section 16 of the Exchange Act.

                  (b) The Board may, from time to time, appoint members of each Committee in substitution for those members who were previously appointed and may fill vacancies, however caused, in the Committee.

                  (c) The Stock Option Committee and the Select Committee shall each have the power and authority to administer the Plan in accordance with
     Article III with respect to particular classes of Participants (as specified in Section 2.05(a)) and, when used herein, the term Committee shall mean either the Stock Option Committee or the Select Committee if the Board appoints more than one Committee to administer the Plan. If, however, there is a conflict between the determinations made by the Stock Option Committee and the Select Committee, the determinations made by the Stock Option Committee shall control.

and it was


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         FURTHER RESOLVED,  that Section 2.08 of the 1996 Plan be, and it hereby is, amended to read in its entirety as follows:

         2.08 Date of Grant means the date designated by the Committee as the date as of which it grants an Option, which shall not be earlier than the date on which the Committee approves the granting of such Option.

and it was

         FURTHER RESOLVED, that Sections 2.24 and 2.25 be, and they hereby are, added to the 1996 Plan in the following form:

         2.24 Rule 16b-3 means Rule 16b-3 promulgated by the SEC under Section 16 of the Exchange Act and any successor rule.

         2.25 Section 162(m) means Section 162(m) of the Code and the regulations thereunder.

and it was

         FURTHER RESOLVED, that Section 3.02 of the 1996 Plan be, and it hereby is, amended to read in its entirety as follows:

         3.02 Actions of the Committee. Except when the Committee is the Board in the circumstance described in the last sentence of Section 2.05, all determinations of the Committee shall be made by a majority vote of its members. A majority of a Committee member shall constitute a quorum. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee shall also have express authorization to hold Committee meetings by conference telephone, or similar communication equipment by means of which all persons participating in the meeting can hear each other.

and it was

FURTHER RESOLVED, that Section 8.11 of the 1996 Plan be, and it hereby is, amended to read in its entirety as follows:

         8.11 Compliance with Rule 16b-3 and Section 162(m). It is intended that the Plan be applied and administered in compliance with Rule 16b-3 and with
     Section  162(m).  If any  provision  of the Plan would be in  violation  of
     Section 162(m) if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Section 162(m) as determined by the Committee in its sole and absolute discretion. The Board is authorized to amend the Plan and the Committee is authorized to make any such modifications to Option Agreements to


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     comply with Rule 16b-3 and Section 162(m), as they may be amended from time to time, and to make any other such amendments or modifications deemed necessary or appropriate to better accomplish the purposes of the Plan in
     light  of  any   amendments   made  to  Rule  16b-3  and  Section   162(m).
     Notwithstanding the foregoing, the Board may amend the Plan so that it (or certain of its provisions) no longer comply with either or both of Rule 16b-3 or Section 162(m) if the Board specifically determines that such compliance is no longer desired and the Committee may grant Options that do not comply with Rule 16b-3 and/or Section 162(m) if the Committee determines, in its sole and absolute discretion, that it is in the interest of the Company to do so.

and it was

         FURTHER RESOLVED, that Section 8.16 of the 1996 Plan be, and it hereby is, amended to read in its entirety as follows:

         8.16     Amendment and Termination.

                  (a) Amendment. The Board shall have complete power and authority to amend the Plan at any time it is deemed necessary or appropriate; provided, however, that the Board shall not, without the affirmative approval of a simple majority of the holders of Common Stock, represented, by person or by proxy, and entitled to vote at an annual or special meeting of the holders of Common Stock, make any amendment that requires stockholder approval under applicable law or rule, unless the Board determines that compliance with such law or rule is no longer desired with respect to the Plan as a whole or the provision to be amended. No termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Option; provided, however, that the Committee may, in its sole and absolute discretion, make provision in an Option Agreement for such amendments that, in its sole and absolute discretion, it deems appropriate.

                  (b) Termination. The Board shall have the right and the power to terminate the Plan at any time. No Option shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Option outstanding at the time of the termination of the Plan may be amended and exercised and may vest after termination of the Plan at any time prior to the expiration date of such Option to the same extent such Option could have been amended or would have been exercisable or vest had the Plan not terminated.